Exhibit d(iv) under form N-1A
                                            Exhibit Ex-10 under Item 24/Reg. S-K

                       MASTER INVESTMENT ADVISORY CONTRACT
                                LETTER AGREEMENT

                     Freedom Capital Management Corporation
                                One Beacon Street
                        Boston, Massachusetts 02108-3105


                                                                 January 1, 1999


FundManager Portfolios
One Beacon Street
Boston, Massachusetts 02108

RE:      Managed Total Return Portfolio

Dear Sirs:

     Under the Master Investment Advisory Contract between Freedom Capital Management Corporation (the "Adviser") and FundManager Portfolios (the "Trust"), dated May 20, 1998, the Adviser agrees to waive its management fee of 0.50% for Managed Total Return Portfolio until the earlier of September 30, 1999 or the date this Portfolio's assets exceed $20 million.

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                     Very truly yours,

                                                     FREEDOM CAPITAL MANAGEMENT
                                                     CORPORATION

                                                     By:
                                                     Title:

ACCEPTED:

FUNDMANAGER PORTFOLIOS,
on behalf of Managed Total Return Portfolio


By:
Title: